As filed with the Securities and Exchange Commission on June 25, 2008.
Registration No. 333-104610

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
SGL CARBON AKTIENGESELLSCHAFT
(Exact name of Registrant as specified in its charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Rheingaustrasse 182
D-65203 Wiesbaden
Germany
 (Address of Registrant’s principal executive offices)

SGL CARBON AKTIENGESELLSCHAFT STOCK OPTION PLAN
SGL CARBON AKTIENGESELLSCHAFT SHARE PLAN
REGARDING MATCHING SHARES
(Full title of the plans)

Anna Blackwelder
SGL Carbon LLC
P.O. Box 563960
Charlotte, North Carolina 28256-3960
Tel.:  (704) 593-5282
(Name, address and telephone number of agent for service)

Copies to:
Stephan Hutter, Esq.
Shearman & Sterling LLP
Gervinusstrasse 17
D-60322
Frankfurt am Main,
Federal Republic of Germany

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 333-104610 (the “Registration Statement”), is being filed to deregister certain Ordinary Shares of no par value (the “Shares”), of SGL Carbon Aktiengesellschaft (the “Registrant”) that were registered for issuance to employees of the Registrant and its subsidiaries pursuant to the SGL Carbon Aktiengesellschaft Stock Option Plan and the SGL Carbon Aktiengesellschaft Share Plan Regarding Matching Shares (collectively, the “Plans”).  The Registration Statement registered 400,000 Shares issuable pursuant to the Plans.  In connection with the Registrant’s suspension of its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wiesbaden, the Federal Republic of Germany on June 25, 2008.

SGL Carbon Aktiengesellschaft

By:	/s/ Robert J. Koehler
	Name:	Robert J. Koehler
	Title:	Chief Executive Officer

By:	/s/ Sten Daugaard
	Name:	Sten Daugaard
	Title:	Chief Financial Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of June, 2008.

Signature	Capacity

*	Chief Executive Officer, Chairman of the Board of Management
Robert J. Koehler

/s/ Sten Daugaard	Chief Financial Officer, Member of the Board of Management
Sten Daugaard

*	Member of the Board of Management
Theodore H. Breyer

*	Member of the Board of Management
Dr. Hariolf Kottmann

* By:	/s/ Helmut Muehlbradt
Helmut Muehlbradt,
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed  this Post-Effective Amendment No. 1 to  Registration  Statement in Charlotte, North Carolina, on June 25, 2008.

SGL Carbon LLC

By:	/s/ Scott L. Carlton
	Name:	Scott L. Carlton
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

24.1	Power of Attorney (incorporated by reference to the signature pages of the Registrant’s Registration Statement on Form S-8 (File No.333-104610)).